EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contacts:

Marvin (Mickey) Goldwasser

Open Solutions Inc.

860.652.3153

mgoldwasser@opensolutions.com

Christopher Ullman

The Carlyle Group

202.729.5450

Andrew Cole

Providence Equity Partners

Sard Verbinnen & Co

415.618.8750

Open Solutions Inc. Announces Agreement To Be Acquired
 By The Carlyle Group and Providence Equity Partners

— Open Solutions Stockholders to receive $38.00 per Share;

Transaction Valued at over $1.3 Billion —

GLASTONBURY, Conn., Oct. 16, 2006 — Open Solutions Inc.® (NASDAQ:OPEN), The Carlyle Group and Providence Equity Partners jointly announced today that they have signed a definitive agreement under which The Carlyle Group and Providence Equity Partners will acquire Open Solutions in a transaction valued at over $1.3 billion.  Open Solutions is a provider of integrated enabling technologies for financial institutions in the United States, Canada and other international markets.

Under terms of the agreement, The Carlyle Group and Providence Equity Partners will acquire all of Open Solutions’ outstanding shares of common stock. Open Solutions’ stockholders will receive $38.00 in cash for each share of Open Solutions common stock, representing an approximately 32 percent premium over the average closing price of Open Solutions’ stock for the last thirty trading days. The enterprise value of the transaction, including assumption of debt, is more than $1.3 billion.  As a result of this acquisition, Open Solutions’ convertible notes will become convertible into the merger consideration payable to their underlying shares of common stock and Open Solutions’ other currently outstanding indebtedness will be retired.

“This is yet another exciting chapter for Open Solutions as we continue our efforts to revolutionize the financial services sector”, said Louis Hernandez, Jr., Open Solutions Chairman and CEO.  “With this announced transaction we fulfill our desire to deliver an excellent value for our stockholders and at the same time ready Open Solutions to enter the next stage in our history of continually striving to provide innovative and enabling technology solutions and services to our clients and the marketplace. We are pleased to be partnering with two industry leading firms in The Carlyle Group and Providence Equity Partners, and we look forward to working with them to further serve our clients and the industry and build on the success of our company.”

Bud Watts, Managing Director of The Carlyle Group, stated, “Louis Hernandez and the talented employees of Open Solutions have built a remarkable company with best-in-class technology and an impressive client list.  Both Providence and Carlyle bring substantial financial resources to Open Solutions, and in partnership with Louis and his team, we intend to support the continued growth and expansion of Open Solutions with aggressive investment in internal R&D, customer service, and complementary acquisitions.”

“Since its founding in 1992, Open Solutions has utilized its unique, best-in-class core processing technology to become a premier provider of information services to the financial community,” said Julie Richardson, Managing Director at Providence Equity Partners.  “We look forward to partnering with Louis and his team and The Carlyle Group to support Open Solutions’ growth as a private company and the expansion of its leadership as a critical technology provider to the financial services industry.”

Open Solutions’ board of directors and a special committee of the board comprised solely of disinterested directors have unanimously approved the transaction and recommended to Open Solutions’ stockholders that they adopt the merger agreement and approve the merger.  The transaction is expected to be completed during the first quarter of 2007 and is subject to various conditions, including approval by the stockholders of Open Solutions, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, the absence of the occurrence of a material adverse effect on Open Solutions and other customary closing conditions. The transaction is not subject to a financing condition.  A special meeting of Open Solutions’ stockholders will be scheduled as soon as practicable following the preparation and filing of definitive proxy materials with the Securities and Exchange Commission.

The acquisition will be financed through a combination of equity contributed by investment funds affiliated with The Carlyle Group and Providence Equity Partners and debt financing provided by affiliates of Wachovia, JPMorgan, and Merrill Lynch & Co.

Wachovia Securities acted as financial advisor to Open Solutions.  Simpson, Thacher & Bartlett LLP acted as legal advisor to Open Solutions.  SunTrust Robinson Humphrey acted as financial advisor to the special committee of the board of directors of Open Solutions and provided the committee with a fairness opinion in connection with the transaction.  Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to the special committee of the board of directors of Open Solutions.  Merrill Lynch & Co. acted as financial advisor to The Carlyle Group and Providence Equity Partners.  Latham & Watkins LLP and Weil, Gotshal & Manges LLP acted as legal advisors to The Carlyle Group and Providence Equity Partners.

About The Carlyle Group

The Carlyle Group is a global private equity firm with $44.3 billion under management. Carlyle invests in buyouts, venture & growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, business services, consumer & retail, energy & power, healthcare, industrial, technology and telecommunications & media. Since 1987, the firm has invested $22.4 billion of equity in 528 transactions for a total purchase price of $94.6 billion. The Carlyle Group employs more than 670 people in 16 countries. In the aggregate, Carlyle portfolio companies have more than $68 billion in revenue and employ more than 300,000 people around the world. www.carlyle.com.

About Providence Equity Partners Inc.

Providence Equity Partners Inc. is a global private investment firm specializing in equity investments in media and entertainment, communications and information companies around the world.  The principals of Providence Equity manage funds with over $9 billion in equity commitments and have invested in more than 80 companies operating in over 20 countries since the firm’s inception in 1990.  Significant investments include Bresnan Broadband Holdings, Casema, Comhem, Education Management Corporation, eircom, Kabel Deutschland, Metro-Goldwyn-Mayer, Ono, PanAmSat, ProSiebenSat.1, Recoletos, SunGard, VoiceStream

Wireless, Warner Music Group, and Western Wireless. Providence Equity is headquartered in Providence, RI and has offices in New York and London.

About Open Solutions Inc.

Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications built on a single centralized Oracle relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, digital documents, Check 21, interactive voice response, network services, Web hosting and design, and payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts, credit unions and financial services providers in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

For more information about Open Solutions or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com by phone at 860.652.3153 or via fax at 860.652.3156. Visit Open Solutions’ Internet site at www.opensolutions.com.

Open Solutions Inc. is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright 2006 Open Solutions Inc. All rights reserved.

Safe Harbor Statement

Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, we have entered into and may continue to enter into or seek to enter into business combinations and acquisitions which may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention.  Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under the heading “Factors Affecting Future Operating Results” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended June 30, 2006, as filed with the Securities and Exchange Commission.

IMPORTANT INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, Open Solutions Inc. will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Open Solutions Inc. at the Securities and Exchange Commission’s web site at http://www.sec.gov.  The proxy statement and such other documents may be obtained for free from Open Solutions by directing such request to Open Solutions Inc., Corporate Secretary, 455 Winding Brook Drive, Glastonbury, CT 06033, telephone: (860) 652-3155.

Open Solutions Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Open Solutions’ participants in the solicitation, which may be different than those of Open Solutions stockholders generally, is set forth in Open Solutions’ proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

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Editors Note:  The correct usage of the company name, Open Solutions Inc., is either referring to it as Open Solutions Inc. or Open Solutions.  Open Solutions no longer uses the acronym of OSI to refer to the company.